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                                                                    EXHIBIT 99.3



FOR IMMEDIATE RELEASE

                  McLeodUSA to Acquire CapRock Communications

           Acquisition Will Extend McLeodUSA Footprint to 25 States,
       Add 5,200 Miles of Fiber, 65 Collocations, and 95,000 Access Lines

Cedar Rapids, Iowa and Dallas, Texas - October 3, 2000 - McLeodUSA Incorporated (Nasdaq: MCLD) and CapRock Communications Corp. (Nasdaq: CPRK) jointly announced today they have signed a definitive merger agreement under which McLeodUSA will acquire CapRock. The stock-for-stock transaction, which includes approximately $197 million in equity and net assumed debt of $335 million, extends the McLeodUSA geography to four new states and adds 5,200 route miles of fiber optic network. The combined company will provide integrated communication services to 25 states and advanced data services to all 50 states. This acquisition adds Texas, Arkansas, Louisiana and Oklahoma to the McLeodUSA footprint for CLEC (competitive local exchange carrier) services, as well as 12 voice switches and 17 data switches. CapRock will become a wholly-owned subsidiary of McLeodUSA Incorporated and will operate under the McLeodUSA name.

Under the terms of the transaction, which have been approved unanimously by the Boards of Directors of both companies, CapRock shareholders will receive 0.3876 of a share of McLeodUSA Class A common stock for each share of CapRock common stock. McLeodUSA will issue approximately 15.1 million new shares in order to complete the transaction. The transaction will be accounted for as a purchase and is expected to be tax free. Closing is anticipated during first quarter 2001. Closing is subject to obtaining the majority consent of CapRock noteholders to indenture amendments on terms acceptable to McLeodUSA, including elimination of any "change of control" offer. McLeodUSA will launch an exchange offer to replace CapRock notes with McLeodUSA notes which have covenants consistent with existing notes of McLeodUSA.


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The acquisition extends the McLeodUSA addressable CLEC market by approximately
34 percent, covering 25 states and reaching more than 40 percent of the nation's population. Using CapRock figures as of September 30, McLeodUSA will gain approximately 95,000 access lines of which 94 percent are business lines, 14,000 local line customers, and 65 operational collocations with another 135 in progress.

"This combination will enhance value for shareholders of both companies," said Clark McLeod, Chairman and Chief Executive Officer of McLeodUSA. "The addition of CapRock is a continuation of our pattern of acquiring companies to provide the seed for staged growth in new markets. We are acquiring property and equipment assets of $525 million with 2 percent dilution of our fully diluted shares."

McLeodUSA currently divides its 21-state CLEC marketplace into three regions. The CapRock acquisition will become the Company's fourth geographic region, led by the current CapRock management team and headquartered in Dallas.

"We are pleased to be joining forces with the highly respected team at McLeodUSA, said CapRock CEO Jere Thompson. "CapRock and McLeodUSA have aggressively penetrated markets, attracted and retained customers through quality service, and built state-of-the-art network facilities. This will truly be an exciting combination." Leo Cyr, CapRock President and COO added, "One of our hallmarks has been emulating the remarkable success of McLeodUSA. We are pleased to be combining with a company we have long admired."

Steve Gray, McLeodUSA President and COO, added, "There are four primary reasons CapRock is a good fit for McLeodUSA. First, their contiguous geography and emphasis on small to medium-sized business customers in second and third-tier cities. Second, the quality of their people. Third, their aggressive construction of advanced fiber optic network and switching technology fits well with the McLeodUSA approach. And finally, through operating and capital synergies, the combined company's business plan is fully funded, and the addition of CapRock is accretive to McLeodUSA EBITDA in 2001."

Combined Statistics as of 6/30/00

                             CapRock   McLeodUSA  Combined
States                         4*          21         25
Addressable Population        27 M         80 M      107 M
Sales Cities                  18          110        128
Salespeople                  200        1,200      1,400
Local Lines                   83 K        824 K      907 K

* Two of CapRock's six states, New Mexico and Arizona, overlap with the current McLeodUSA CLEC marketplace.



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Summary of Terms

Approved by the Boards of Directors of both companies, the terms of the transaction include:

- CapRock shareholders will receive 0.3876 of a share of McLeodUSA Class A common stock for each CapRock share.

- CapRock shareholders including CEO Jere Thompson, Jr. and directors Mark Langdale and Jere Thompson, Sr., as well as other key shareholders who together own in excess of 50 percent of CapRock shares, have agreed to vote their shares in favor of the transaction. Messrs. Thompson and Mr. Langdale have given an option to McLeodUSA to acquire their shares.

- Accounted for as a purchase, the transaction is expected to be a tax-free stock-for-stock exchange to CapRock shareholders.

- Expected to close during 1Q01, the transaction is subject to CapRock shareholder approval (which is assumed as a result of the voting agreement with CapRock shareholders), CapRock majority noteholder consent, regulatory approvals and other customary closing conditions.

- McLeodUSA has facilitated and CapRock has entered into a $100 million senior secured credit facility from a commercial bank.

- Goldman Sachs is serving as financial advisor to McLeodUSA and Salomon Smith Barney is serving as financial advisor to CapRock.

Conference Call

An audio conference call hosted by the principals of both firms will be held at 11 a.m. Eastern today, October 3. The U.S. number for the call is 877- 883-0253; international callers should phone 712-271-0777. The passcode for the live call is "McLeodUSA." Replay of the call will remain available until midnight October 11 at 888-482-2251 (domestic) and 402-998-1371 (international).

About McLeodUSA

McLeodUSA provides selected telecommunications services to customers nationwide. Integrated communications including local services are currently available in several Midwest and Rocky Mountain states; long distance and advanced data services are available in all 50 states. McLeodUSA is a facilities-based telecommunications provider with 361 ATM switches, 37 voice switches, nearly 824,000 local lines, and over 9,000 employees. The Company recently expanded its marketplace for advanced data and Internet services to all 50 states through the acquisition of Splitrock Services, Inc. The network acquired in the Splitrock transaction is capable of transmitting integrated next-generation data, video and voice services, reaching 800 cities and 90 percent of the U.S. population. In the next 12 months, McLeodUSA will distribute 30 million directories in 26 states, serving a population of 52 million. McLeodUSA Incorporated is a Nasdaq-100 company traded as MCLD. The Company's web site is available at www.mcleodusa.com.



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About CapRock

CapRock is a southwestern U.S. facilities-based integrated communications provider (ICP) offering local, long distance, Internet, data and private line services to business customers. The company also provides switched and dedicated access, regional and international long distance, private lines, dark fiber and bandwidth to carrier customers. The company is building extensive fiber, voice and data networks throughout Texas, Louisiana, Arkansas, Oklahoma, New Mexico and Arizona. For more information, visit CapRock's web site at http://www.caprock.com.

Some of the statements contained in this press release discuss future expectations, contain projections of results of operations or financial condition or state other forward-looking information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The "forward-looking" information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these so-called forward-looking statements by words like "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "projects," "potential," or "continue" or the negative of those words and other comparable words. You should be aware that those statements only reflect the predictions of McLeodUSA. Actual events or results may differ substantially. Important factors that could cause actual events or results of McLeodUSA to be materially different from the forward-looking statements include availability of financing and regulatory approvals, the number of potential customers in a target market, the existence of strategic alliances or relationships, technological, regulatory or other developments in the industry, changes in the competitive climate in which McLeodUSA operates and the emergence of future opportunities. These and other applicable risks are summarized under the caption "Risk Factors" in the McLeodUSA Annual Report on Form 10-K for the fiscal year ended December 31, 1999, which is filed with the Securities and Exchange Commission.

McLeodUSA and CapRock will file a proxy statement / prospectus and other documents regarding the proposed business combination transaction referenced in the foregoing information with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement / prospectus, when it becomes available, because it will contain important information. A definitive proxy statement / prospectus will be sent to security holders of CapRock seeking their approval of the transaction. In addition, McLeodUSA will file a registration statement with the Commission to register its notes in the exchange offer for the CapRock notes as described above. CapRock noteholders are urged to read the exchange offer prospectus, when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement / prospectus, exchange offer prospectus (when they are available) and other documents filed by McLeodUSA and CapRock with the Commission at the Commission's web site at www.sec.gov. The definitive proxy statement / prospectus, exchange offer prospectus and other documents may also be obtained for free by directing a request to:

CapRock Communications, Inc.
15601 Dallas Parkway, Suite 700
Dallas, TX 75001
Attn: Investor Relations
972-982-9550
    or
McLeodUSA
PO Box 3177
Cedar Rapids, IA 52406-3177
Attn: Investor Relations
319-790-7800.


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